Exhibit 99.1
Hanmi Financial Corporation’s
Informal MOU Terminated
LOS ANGELES — December 21, 2006 — Hanmi Financial Corporation (Nasdaq: HAFC), the holding company for Hanmi Bank, announced that, following a recent joint examination by the Federal Reserve Bank of San Francisco (“FRB”) and the California Department of Financial Institutions (“DFI”), an informal memorandum of understanding (“MOU”) signed by the Bank in July of 2005 has been terminated. The MOU had required that the Bank address weaknesses in its program to meet certain provisions of the Bank Secrecy Act and anti-money laundering regulations.
“We are delighted to put this matter behind us,” said Sung Won Sohn, Ph.D., President and CEO of Hanmi Financial Corp. “Although addressing the concerns of the FRB and the DFI has taken up a fair amount of management’s time over the last year and a half, it has been time well spent, for it has strengthened us as a financial institution; in addition to bringing us in compliance with regulatory requirements, it has put us in a position where we are better able to serve both our customers and the financial community as a whole.”
About Hanmi Financial Corporation:
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide varied quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
Forward-Looking Statements:
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the ability of the bank to better serve both its customers and the financial community as a whole following the termination of the MOU; general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest notes; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which could cause actual results to differ from those projected.

Contact:
Stephanie Yoon
Investor Relations
213-427-5631